UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 15, 2014 (September 10, 2014)

THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34812	20-5463509
(Stateorotherjurisdiction	(CommissionFileNumber)	(IRSEmployerIdentificationNo.)
ofincorporationororganization)

THT Industrial Park
No.5 Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
(Address of principal executive offices)

86-434-3265241
(Registrant's telephone number, including area code)

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2014, Mr. Wenquan Tao informed the Board of Directors (the “Board”) of THT Heat Transfer Technology, Inc. (the “Company”) that Mr. Tao would not stand for re-election as a director on the Company’s Board at the Company’s 2014 Annual Meeting of Stockholders, which is currently scheduled to be held on November 19, 2014 (the “Annual Meeting”). Accordingly, Mr. Tao’s term as a director will expire at the Annual Meeting. Mr. Tao will continue to serve as a member of the Board until the Annual Meeting. The decision of Mr. Tao to not stand for re-election to the Board was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices. The Board has reduced the size of the Board to six members effective at the time of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THT Heat Transfer Technology, Inc.

Date: September 15, 2014

/s/ Guohong Zhao
Name: Guohong Zhao
Title: Chief Executive Officer